Exhibit 99.1

Lument Finance Trust Reports 2020 Results and Declares Quarterly Dividend

NEW YORK, March 15, 2021 /PRNewswire/ -- Lument Finance Trust, Inc. (NYSE: LFT) ("we", "LFT" or the “Company") today reported its fourth quarter and full year 2020 results.  Net income for the fourth quarter was $2.5 million, or $0.10 per share, and for the full year was $8.4 million, or $0.34 per share.  Distributable earnings for the fourth quarter was $2.6 million, or $0.10 per share, and for the full year was $9.8 million, or $0.39 per share. The Company has also issued a detailed presentation of its results, which can be viewed at www.lumentfinancetrust.com

The company also announced the declaration of a cash dividend of $0.090 per share of common stock with respect to the first quarter of 2021.  The dividend is payable on April 15, 2021 to stockholders of record as of the close of business on March 31, 2021.

Performance Highlights – Full Year 2020

-	Increased full year distributable earnings by 29% to $9.8 million in 2020 from $7.6 million in 2019

-	Increased the regular quarterly dividend to common stockholders by 20%, from $0.075 per share of common stock in Q4 of 2019 to $0.09 per share of common stock in Q4 2020. Declared a one-time special cash dividend of $0.04 per share of common stock in Q4 2020

-	Industry leading total shareholder return(1) of 13%, including dividends, during 2020 despite ongoing pandemic. Most commercial mortgage REITs in our space had a negative return for the year

-	Successfully navigated the challenging economic environment resulting from the COVID-19 pandemic. The Company has not granted a single forbearance nor has it experienced a single loan default since the beginning of the pandemic

-	The Company acquired and/or funded $57.6 million of new loans and participations at a weighted average spread of LIBOR + 3.34% during the year

(1) Based on closing stock prices as of 12/31/2019 and 12/31/2020. Includes all dividends declared during the year

Other Highlights – Full Year 2020

-	In January 2020, the Company announced that its independent directors approved the entry into a new management agreement with OREC Investment Management, LLC, a subsidiary of ORIX Corporation USA, and the concurrent mutual termination of its management agreement with Hunt Investment Management, LLC

-	In December 2020, the Company announced that it would change its name to Lument Finance Trust, Inc. This name change was a result of the rebranding of LFT’s manager, which occurred in October 2020, from OREC Investment Management to “Lument Investment Management”

-	Gained incremental sell-side equity research coverage subsequent to year-end

Conference Call and Webcast Information

The Company will host a conference call on Tuesday, March 16, 2021, at 8:30 AM ET to provide a business update and discuss the financial results for the third quarter of 2020. The conference call may be accessed by dialing 1-877-870-4263 (US) or 1-412-317-0790 (International). Note: there is no passcode; please ask the operator to be joined into the Lument Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://www.webcaster4.com/Webcast/Page/2022/40384

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website https://lumentfinancetrust.com/ and by telephone dial-in. The replay call-in number is 1-877-344-7529 (US) or 1-412-317-0088 (International) with passcode 10153205.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting distributable earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP.  While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Distributable Earnings

Beginning in the fourth quarter of 2020, the Company changed the name of it non-GAAP financial measure from Core Earnings to Distributable Earnings. Although calculated the same way as Core Earnings, the Company believes the name change to Distributable Earnings better reflects what this non-GAAP financial measure presents.

Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to holders of common stock computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation, (ii) incentive compensation payable to the Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for that applicable repotting period, regardless of whether such items are included in other comprehensive income (loss) or net income (loss), and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions with the Company's board of directors and approved by a majority of the Company's independent directors. Distributable Earnings mirrors how we calculate Core Earnings pursuant to the terms of our management agreement between our Manager and us, or our Management Agreement, for purposes of calculating the incentive fee payable to our Manager.

While Distributable Earnings excludes the impact of any unrealized provisions for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosures, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flows from operating activities determined in accordance with GAAP. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share of common stock. As a REIT, we generally must distribute annually at least 90% of our taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock. Furthermore, Distributable Earnings help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations, and is a performance metric we consider when declaring our dividends.

Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs.

GAAP to Distributable Earnings Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of GAAP to non-GAAP Information
Net income attributable to common stockholders	$2,464,678	$1,218,497	$8,434,770	$2,664,098
Adjustments for non-Distributable Earnings
Realized loss on sale of investments, net	-	-	-	709,439
Unrealized loss on mortgage servicing rights	177,476	16,302	1,780,528	1,297,579
Unrealized (gain) on multifamily loans held in securitization trusts	-	-	-	(694,339)
Subtotal	177,476	16,302	1,780,528	1,312,679
Other Adjustments
Recognized compensation expense related to restricted common stock	2,949	1,040	20,292	8,962
Adjustment for consolidated securities	-	-	-	3,269
Adjustment for one-time charges	-	-	-	512,115
(Provision for) adjustment for income taxes	(38,861)	73,473	(476,248)	(43,523)
Adjustment for deemed dividend related to preferred stock redemption	-	-	-	3,093,028
Subtotal	(35,912)	74,513	(455,956)	3,573,851

Distributable Earnings	$2,606,242	$1,316,612	$9,759,342	$7,550,628

Weighted-average shares outstanding, basic and diluted	24,943,383	23,688,251	24,934,505	23,687,812
Distributable Earnings per share, basic and diluted	$0.10	$0.06	$0.39	$0.32

About LFT

LFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets.

LFT is externally managed and advised by OREC Investment Management, LLC d/b/a Lument Investment Management, a Delaware limited liability company.

The Company changed its name from Hunt Companies Finance Trust, Inc. to Lument Finance Trust, Inc., effective December 28, 2020.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/ or the Company website www.lumentfinancetrust.com or by directing requests to: Lument Finance Trust, 230 Park Avenue, 23rd Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "project," "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. Additional information concerning these and other risk factors are contained in our 2020 10-K which is available on the Securities and Exchange Commission’s website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Charles Duddy
Managing Director
(646) 248-0174
charles.duddy@lument.com

Media Contact:
Michael Ratliff
Director
(212) 588-2163
michael.ratliff@lument.com